                                                                      EXHIBIT 11

            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                     Three Months Ended  Twelve Months Ended
                                                                                       December 31 1997     December 31 1997
                                                                                     ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

  Net Income After Tax                                                                      $18,320,000          $49,875,000



                                                        Total Number   Average Number      Stock Option        Shares Used
                                             Number of  Shares after        of Shares        Equivalent       To Calculate
                                                  Days     Weighing       Outstanding            Shares        Diluted EPS
                                     -------------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:

    Three Months Ended December 31, 1997       92       5,896,840,904      64,096,097         1,630,513         65,726,610
    Twelve Months Ended December 31, 1997     365       8,668,146,320      63,649,776         1,559,923         65,209,699

C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ---------------------------
                      Total Shares Outstanding


  Diluted Income Per Share =

    Three Months Ended December 31, 1997     18,320,000       =         $0.28
                                           ------------
                                             65,726,610

    Twelve Months Ended December 31, 1997    49,875,000       =         $0.76
                                           ------------
                                             65,209,699


  Basic Income Per Share

    Three Months Ended December 31, 1997     18,320,000       =         $0.29
                                           ------------
                                             64,096,097

    Twelve Months Ended December 31, 1997    49,875,000       =         $0.78
                                           ------------
                                             63,649,776

                                                               EXHIBIT 11--con't

            VARCO INTERNATIONAL, INC.
            Statement Re Computation of Per Share Earnings

                                                                                     Three Months Ended  Twelve Months Ended
                                                                                       December 31 1996     December 31 1996
                                                                                     ---------------------------------------
A. CALCULATION OF ADJUSTED EARNINGS

  Net Income After Tax                                                                       $8,668,000          $24,542,000



                                                        Total Number   Average Number      Stock Option        Shares Used
                                             Number of  Shares after        of Shares        Equivalent       To Calculate
                                                  Days     Weighing       Outstanding            Shares        Diluted EPS
                                     -------------------------------------------------------------------------------------
B. CALCULATION OF AVERAGE SHARES OUTSTANDING

  Common Stock Outstanding from time-to-time during:

    Three Months Ended December 31, 1996       92       5,896,840,924      64,096,097         1,493,046         65,589,143
    Twelve Months Ended December 31, 1996     366      22,758,174,630      62,180,805         1,282,000         63,462,805

C. CALCULATION OF EARNINGS PER SHARE

  Income Per Share =  Net Income After Tax
                      ---------------------------
                      Total Shares Outstanding


  Diluted Income Per Share =

    Three Months Ended December 31, 1996      8,668,000       =         $0.13
                                           ------------
                                             65,589,143

    Twelve Months Ended December 31, 1996    24,542,000       =         $0.38
                                           ------------
                                             63,462,805


  Basic Income Per Share

    Three Months Ended December 31, 1996      8,668,000       =         $0.14
                                           ------------
                                             64,096,097

    Twelve Months Ended December 31, 1996    24,542,000       =         $0.39
                                           ------------
                                             62,180,805